UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2012

SHENGTAI PHARMACEUTICAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51312 (Commission File Number)	54-2155579 (IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-2188831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 23, 2012, Shengtai Pharmaceutical, Inc., a Delaware corporation (the “Company”), announced that its Special Committee of the Board of Directors (the “Special Committee”) has retained Roth Capital Partners, LLC as its financial advisor and Shearman & Sterling LLP as its legal counsel to assist it in consideration of a proposal from its Chairman and Chief Executive Officer, Mr. Qingtai Liu (“Mr. Liu”), pursuant to which Mr. Liu intends to acquire all of the outstanding shares of the Company's common stock not currently owned by him and his affiliates in a going private transaction at a proposed price of $1.65 per share in cash.

A copy of the press release is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated June 23, 2012, issued by Shengtai Pharmaceutical, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICAL, INC.
Dated: June 25, 2012
	By:	/s/ Tao Jin
	Name:	Tao Jin
	Title:	Special Committee Chairman

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